Exhibit 10.4

AMENDMENT

This Amendment (this “Amendment”), dated as of November 9, 2005, is entered into by and between IT&E INTERNATIONAL GROUP, a Nevada corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of (i) the Common Stock Purchase Warrant, issued by the Company to Laurus on October 18, 2004 (as amended, modified and/or supplemented from time to time, the “Warrant”) and (ii) the Registration Rights Agreement, dated as of October 18, 2004 between the Company and Laurus (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement” together with the Securities Purchase Agreement (as defined below) and the Related Agreements referred to therein, the “Loan Documents”).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated as of October 18, 2004 between the Company and Laurus (as amended, modified and/or supplemented from time to time, the “Securities Purchase Agreement”).

WHEREAS, on October 25, 2005, the Company issued to Laurus a notice of its intention to redeem in full on November 4, 2005 the outstanding principal, interest and fees outstanding under the Secured Convertible Term Note, dated as of October 18, 2004 issued by the Company to Laurus (as amended, modified and/or supplemented from time to time, the “Note”);

WHEREAS, notwithstanding the required prepayment penalty incurred by the Company as a result of such proposed redemption as more fully described in Section 2.3 of the Note (the “Prepayment Penalty”), in addition to the repayment on November 4, 2005 of principal, interest and fees outstanding under the Note at such time (the “Repayment Amount”), the Company and Laurus have agreed that the payment to Laurus of an additional $650,000 in excess of the Repayment Amount will satisfy in full the Prepayment Penalty thereunder;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       On the Amendment Effective Date, in further consideration of the settlement of the Prepayment Penalty as described in the recitals set forth above, and upon delivery to the Company of the Warrant for cancellation, the Company shall amend and restate the Warrant in the form attached hereto as Exhibit A (as amended and restated, amended, modified and/or supplemented from time to time, the “Amended and Restated Warrant”).

2.                                       Laurus and the Company hereby agree that notwithstanding anything to the contrary in the Note or any Related Agreement that the amount of $650,000 satisfies in full any Prepayment Penalty and that upon payment of the Repayment Amount, plus such $650,000, the Company will have no further payment obligation to Laurus under the Note, but shall continue to be obligated to Laurus for indemnification and any other obligations under the Note that survive repayment thereof.  Upon receipt of the Repayment Amount, plus such $650,000, Laurus shall promptly deliver the original Note along with any original amendments thereto to the Company for cancellation.

3.                                       Laurus and the Company hereby agree that, notwithstanding any prior agreement to the contrary, the shares of Common Stock issuable upon exercise of the Warrant shall be registered in the Company’s next registration statement on Form SB-2 (or such other appropriate form, excluding a Form S-8); provided, however, that the Company shall register such shares on a date no later than December 31, 2005 (the “Filing Date”); provided, further, that the Filing Date shall be deemed to be a “Filing Date” as defined in Section 1 of the Registration Rights Agreement.

4.                                       Laurus understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements.  The Company hereby covenants that it shall file this Amendment on a Form 8-K with four (4) business days of the date hereof, in accordance with the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

5.                                       Each amendment set forth herein shall be effective as of the date first above written (the “Amendment Effective Date”) on the date when each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Amendment.

6.                                       Except as specifically set forth in this Amendment, there are no other amendments or modifications to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

7.                                       The Company hereby represents and warrants to Laurus that (i) it has authorized and reserved a sufficient number of shares of Common Stock for the full exercise of the Warrants after giving effect to this Amendment, (ii) no Event of Default exists on the date hereof, (iii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iv) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

8.                                       From and after the Amendment Effective Date, all references in the Loan Documents and in the other Related Agreements to the Warrant and/or the Registration Rights Agreement shall be deemed to be references to the Warrant and/or the Registration Rights Agreement, as the case may be, as modified hereby.

9.                                       This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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2

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to the Loan Documents to be signed in its name effective as of the date first above written.

IT&E INTERNATIONAL GROUP

By:	/s/ David Vandertie
Name:	David Vandertie
Title:	Chief Financial Officer

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

3

Exhibit A

AMENDED AND RESTATED WARRANT

THIS AMENDED AND RESTATED WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS AMENDED AND RESTATED WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS AMENDED AND RESTATED WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS AMENDED AND RESTATED WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT&E INTERNATIONAL GROUP THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to 1,924,000 Shares of Common Stock of
IT&E International Group
(subject to adjustment as provided herein)

AMENDED AND RESTATED
COMMON STOCK PURCHASE WARRANT

No.	Issue Date: November , 2005

IT&E INTERNATIONAL GROUP, a corporation organized under the laws of the State of Nevada (“IT&E International Group”), hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Amended and Restated Warrant (this “Warrant”) and at any time or from time to time before 5:00 p.m., New York time, through the close of business October 18, 2011 (the “Expiration Date”), up to 1,924,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.01 par value per share, at the applicable Exercise Price per share (as defined below).  The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.  This Amended and Restated Warrant amends, restates and supersedes in its entirety that certain Common Stock Purchase Warrant dated October 18, 2004 between the parties hereto which is no longer of any force or effect.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)                                  The term “Company” shall include IT&E International Group and any corporation which shall succeed, or assume the obligations of, IT&E International Group hereunder.

(b)                                 The term “Common Stock” includes (i) the Company’s Common Stock, par value $0.01 per share; and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)                                  The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(d)                                 The “Exercise Price” applicable under this Warrant shall be $0.22.

1.                                       Exercise of Warrant.

1.1                                 Number of Shares Issuable upon Exercise.  From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2                                 Fair Market Value.  For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)                                  If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)                                 If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c)                                  Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)                                 If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

1.3                                 Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.4                                 Trustee for Warrant Holders.  In the event that a bank or trust company shall have been appointed as trustee for the Holders pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.                                       Procedure for Exercise.

2.1                                 Delivery of Stock Certificates, Etc., on Exercise.  The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable federal and state securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2                                 Exercise.  Payment may be made either in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, for the number of shares of Common Stock specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

3.                                       Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1                                 Reorganization, Consolidation, Merger, Etc.  In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2                                 Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder (the “Trustee”).

3.3                                 Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.  In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holders will be delivered to Holder or the Trustee as contemplated by Section 3.2.

4.                                       Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4.  The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

5.                                       Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant.  The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

6.                                       Reservation of Stock, Etc., Issuable on Exercise of Warrant.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

7.                                       Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a “Transferor”) in whole or in part.  On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, and with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.                                       Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.                                       Registration Rights.  The Holder has been granted certain registration rights by the Company.  These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Holder dated as of even date of this Warrant.

10.                                 Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date.  For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Notwithstanding the foregoing, the restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company and is automatically null and void upon an Event of Default under the Note made by the Company to the Holder dated the date hereof (as amended, modified or supplemented from time to time, the “Note”).

11.                                 Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12.                                 Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.                                 Notices, Etc.  All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

14.                                 Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws.  Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of New York.  The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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IN WITNESS WHEREOF, the Company has executed this Amended and Restated Warrant as of the date first written above.

IT&E INTERNATIONAL GROUP

WITNESS:
By:
Name:
Title:

EXHIBIT A

FORM OF SUBSCRIPTION
(To Be Signed Only On Exercise Of Amended and Restated Warrant)

TO:                            IT&E International Group

Attention:                                         Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Amended and Restated Warrant (No.         ), hereby irrevocably elects to purchase (check applicable box):

shares of the Common Stock covered by such Amended and Restated Warrant; or

the maximum number of shares of Common Stock covered by such Amended and Restated Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment in lawful money of the United States of the full Exercise Price for such shares at the price per share provided for in such Amended and Restated Warrant, which is $                .

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                                                                                       whose address is                                                                                                                                                                 .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Amended and Restated Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

Dated:
(Signature must conform to name of Holder as specified on the face of the Amended and Restated Warrant)

Address:

A-1

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT
(To Be Signed Only On Transfer Of Amended and Restated Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Amended and Restated Warrant to purchase the percentage and number of shares of Common Stock of IT&E International Group into which the within Amended and Restated Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of IT&E International Group with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of Holder as specified on the face of the Warrant)

Address:

SIGNED IN THE PRESENCE OF:

(Name)
ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)

B-1